UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2016

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2016, Ms. Carol Yu submitted her resignation from her positions as President and Chief Financial Officer of the registrant, effective July 31, 2016. Ms. Joanna Lv, currently the Senior Finance Director of the registrant, will assume the position of acting chief financial officer of the registrant upon the effectiveness of Ms. Yu’s resignation.

On June 8, 2016 the registrant entered into a letter agreement with Ms. Yu that includes the following key terms in connection with Ms. Yu’s resignation from her positions as President and Chief Financial Officer of the registrant:

•	Except for certain specified provisions, Ms. Yu’s employment agreement with the registrant dated as of March 8, 2016 will terminate effective July 31, 2016;

•	Ms. Yu will cooperate with the registrant regarding the transitioning of all of Ms. Yu’s positions and responsibilities in the registrant and all affiliated and related entities of the registrant;

•	Ms. Yu will serve as a consultant to the registrant from August 1, 2016 until December 31, 2016 and will receive a consulting fee of RMB200,000 (approximately US$30,500 per month), plus tax equalization with respect to such fees that will cause Ms. Yu’s effective income tax rate on such fees to be 15%;

•	Ms. Yu agrees not to compete with the registrant through July 31, 2017. The non-competition provisions in the letter agreement will replace the non-competition provisions of Ms. Yu’s existing employee non-competition, non-solicitation, confidential information and work product agreement with the registrant dated as of March 8, 2016, but all other provisions of that agreement will remain in effect;

•	Ms. Yu’s existing health benefits and life insurance will be continued through December 31, 2016;

•	For options held by Ms. Yu for the purchase of shares of the registrant’s common stock, (i) unvested options will cease vesting as of July 31, 2016 and (ii) vested options will remain vested and exercisable;

•	The registrant’s subsidiary Sogou Inc. (“Sogou”) will, subject to approval of Sogou’s board of directors, purchase from Ms. Yu all of the vested options held by Ms. Yu for the purchase of 720,000 Sogou Class A ordinary shares, at US$10.00 for each such option (or a total of US$7,200,000 for all such vested options); and treatment of unvested options held by Ms. Yu for the purchase of 2,400,000 Sogou Class A ordinary shares will be subject to discussions between the registrant and Ms. Yu regarding her future roles and responsibilities for Sogou; and

•	Ms. Yu will receive a bonus for the period from January 1, 2016 through July 31, 2016 in the amount of RMB1,200,000 (approximately US$182,650) as compensation for serving as the registrant’s President and Chief Financial Officer and (ii) a bonus for the same period in the amount of RMB3,000,000 (approximately US$456,650) as compensation for serving as Co-Chief Executive Officer of the registrant’s majority-owned subsidiary Changyou.com Limited (“Changyou”), subject to the approval of Changyou’s board of directors.

A copy of a press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated June 8, 2016

99.2	Letter Agreement dated June 8, 2016 between the registrant and Ms. Carol Yu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 8, 2016	SOHU.COM INC.

	By:	/s/ Carol Yu
Carol Yu President and Chief Financial Officer